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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 1999, except as to the reverse stock split described in Note 10 which is as of May 5, 2000 relating to the financial statements, which appears in Valicert, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.


                                        /s/ PRICEWATERHOUSECOOPERS LLP
                                        --------------------------------
                                        PricewaterhouseCoopers LLP

San Jose, California
January 16, 2002